Exhibit 3.1

SECRETARY OF STATE

[Official Seal of State of Nevada]

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that THE FORSYTHE GROUP, did on July 29, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

[Official Seal of State of Nevada]

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 1, 2005.

[Official Signature of Secretary of State]

DEAN HELLER Secretary of State

By  Certification Clerk

[Official Seal of State of Nevada]

DEAN HELLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

Entity #

(775) 684 5708

E0494632005-0

Website:  secretary of state.biz

Document Number

20050295803-64

Articles Of Incorporation

Date Filed:

(PURSUANT TO NRS 78)

7/29/2005 4:49:57 PM

In the office of

Dean Heller

Secretary of State

Name of Incorporation:

The Forsythe Group

Resident Agent

Legal Solutions

Name and Street

4601 W. Sahara Avenue, Suite L

Address:

Las Vegas, Nevada  89102

Number of shares

with par value:

100,000,000.

Par value:  $.001

Name & Addresses,

Steve Chandler

of Board of Directors/Trustees:

P. O. Box 28802

Las Vegas, Nevada  89126

Purposes:

Any Lawful Activity

Names, Address

Cynthia L. Reed

and Signature of

4601 W. Sahara Avenue, Suite L

Incorporator

Las Vegas, Nevada  89102

Certificate of

Acceptance of

Appointment of

Resident Agent:

/s/ Cynthia L. Reed